CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Registration Statement on Form N-1A of The Japan Fund, Inc. and to the use of our report dated October 26, 2006 on The Japan Fund Inc.'s financial statements and financial highlights. Such financial statements and financial highlights appear in the 2006 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.





                                           /s/ Briggs, Bunting & Dougherty, LLP

Philadelphia, Pennsylvania
January 24, 2007